UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2007
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100717	81-0557245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle,
Greeley, CO	80634
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Installment Bond Purchase Agreement
Water and Wastewater Services Agreement
Ordinance of the City Council of the City of Cactus, TX

Item 1.01 Entry into a Material Definitive Agreement
          Swift Beef Company, an indirect wholly-owned subsidiary of S&C Holdco 3, Inc., entered into an Installment Bond Purchase Agreement (the “Purchase Agreement”) with the City of Cactus, Texas (the “City”) effective as of May 15, 2007. Under the Purchase Agreement, Swift Beef Company will purchase up to $26.5 million of the “City of Cactus, Texas Sewer System Revenue Improvement and Refunding Bonds, Taxable Series 2007” to be issued by the City (the “Bonds”) . The Bonds are being issued by the City to finance improvements to its sewer system (the “System”) which is utilized by Swift Beef Company’s beef processing plant located in Cactus, Texas (the “Plant”).
          Swift Beef Company will purchase the Bonds in installments upon receipt of Bond installment requests from the City as the System improvements are completed through an anticipated date of June 2010. The interest rate on the Bonds is the six-month LIBOR plus an additional 350 basis points. The Bonds mature on June 1, 2032 and are subject to annual mandatory sinking fund redemption beginning on June 1, 2011. Swift Beef Company expects to purchase the initial installment of Bonds on June 1, 2007 in the amount of approximately $11.1 million. The principal and interest on the Bonds will be paid by the City from the net revenues of the System.
          In connection with the purchase of the Bonds, Swift Beef Company entered into a Water & Wastewater Services Agreement (the “Wastewater Agreement”) with the City on May 21, 2007 under which the City will provide water and wastewater services for the Plant at the rates set forth in the Wastewater Agreement. Swift Beef Company’s payments for the City’s treatment of wastewater from the Plant will include a capacity charge in the amount required to be paid by the City to pay the principal of, and interest on, the Bonds.
          The foregoing summaries of the Purchase Agreement and the Wastewater Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Wastewater Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated by reference. A copy of the Ordinance adopted by the City on May 15, 2007 authorizing the issuance of the Bonds is filed as Exhibit 99.1 to this report and incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
10.1	Installment Bond Purchase Agreement, dated May 15, 2007, between the City of Cactus, Texas and Swift Beef Company.

10.2	Water and Wastewater Services Agreement, dated May 21, 2007, between the City of Cactus, Texas and Swift Beef Company.

99.1	Ordinance of the City Council of the City of Cactus, Texas adopted on May 15, 2007 authorizing the issuance of $26.5 million of City of Cactus, Texas, Sewer System Revenue Improvement and Refunding Bonds, Taxable Series 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.
By:	/s/ William G. Trupkiewicz
Name:	William G. Trupkiewicz
Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer

Date: May 25, 2007